Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan of our reports dated February 27, 2012, with respect to the consolidated financial statements of BlueLinx Holdings Inc., and the effectiveness of internal control over financial reporting of BlueLinx Holdings Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

August 2, 2012